May 4, 1998



   To Our Shareholders:

        You are cordially invited to attend the Annual Meeting of Shareholders of Arch Petroleum Inc. The meeting will be held on the 11th Floor of the Fort Worth Club Building, 777 Taylor Street, Fort Worth, Texas at 4:00 p.m. on May 29, 1998.

        The Notice of Meeting and Proxy Statement on the following pages cover the formal requirements for the business of the meeting. Whether or not you find it possible to attend the meeting personally, we hope you will have your stock represented by signing your proxy exactly as your name appears thereon and returning it promptly.

        We will have a social period after the meeting, beginning at 4:30 p.m. to provide an opportunity for shareholders to talk informally with our Officers and Directors.

                                      Sincerely yours,



                                      Larry Kalas
                                      Chief Executive Officer

                            ARCH PETROLEUM INC.
                       777 Taylor Street, Suite II-A
                         Fort Worth, Texas  76102

            NOTICE OF ANNUAL MEETING THURSDAY, MAY 29, 1998

                               4:00 P.M.



   TO THE SHAREHOLDERS OF ARCH PETROLEUM INC.:

        Notice is hereby given that the annual meeting of the shareholders of Arch Petroleum Inc., a Delaware corporation, will be held at 4:00 p.m., Friday, May 29, 1998, on the 11th floor of the Fort Worth Club Building, 777 Taylor Street, Fort Worth, Texas, for the following purposes:

        1. To elect a board of six (6) directors to serve until the next Annual Meeting of Shareholders when their respective successors shall be elected and qualified.

        2. To transact such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

        Only shareholders of record at the close of business on April 17, 1998, are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

        Shareholders are invited to attend the meeting. Whether or not you expect to attend, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. If you attend the meeting, you may vote your shares in person, after revoking your proxy.

        If your shares are held of record by a broker, bank or other nominee and you wish to attend the meeting, you should obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the meeting. In order to vote your shares at the meeting, you must obtain from the record holder a proxy issued in your name.

        Regardless of  how  many  shares you  own,  your  vote  is  very
   important.   Please SIGN,  DATE AND  RETURN THE  ENCLOSED PROXY  CARD
   TODAY.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 Randall W. Scroggins
                                 Secretary


   Fort Worth, Texas
   May 4, 1998

                           TABLE OF CONTENTS



   SOLICITATION OF PROXIES .....................................  1

   THE MEETING .................................................  1

   ELECTION OF DIRECTORS .......................................  2

   OUTSTANDING VOTING SECURITIES OF THE COMPANY AND CERTAIN
         SHAREHOLDERS...........................................  4

   COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS ............  6

   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .............. 11

   INCORPORATION OF FINANCIAL INFORMATION BY REFERENCE ......... 11

   OTHER MATTERS ............................................... 12


                            ARCH PETROLEUM INC.
                  777 Taylor Street, Penthouse Suite II-A
                          Fort Worth, Texas 76102

                             ----------------

                              PROXY STATEMENT

                             ----------------

                      ANNUAL MEETING OF SHAREHOLDERS

                              May 29, 1998

                          SOLICITATION OF PROXIES

        This Proxy Statement is furnished by Arch Petroleum Inc., a Delaware corporation (the "Company"), to the holders of outstanding shares of the Common Stock, par value $0.01 per share, of the Company (the "Common Stock") in connection with the solicitation of proxies by the Company for use at the annual meeting of shareholders (the "Meeting") to be held on May 29, 1998, and at any and all adjournments or postponements thereof. This Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about May 4, 1998.

                               THE MEETING

   Record Date, Quorum and Voting

        The Board of Directors (the "Board") has established the close of business on April 17, 1998 as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof. At the close of business on such record date, there were an aggregate of 17,321,804 shares of Common Stock and shares of Convertible Preferred Stock representing an aggregate of 7,272,730 shares of Common Stock (on an as converted basis) and shares of Convertible Subordinated Notes representing an aggregate of 1,818,179 shares of Common Stock (on an as converted basis) issued and outstanding. Each holder of Common Stock will be entitled to one vote for each share of Common stock held by him at the close of business on such Record Date and each holder of Convertible Preferred Stock and Convertible Subordinated Notes will be entitled to one vote for each share of Common Stock into which such holder's Convertible Preferred Stock and Convertible Subordinated Notes may be converted at the close of business on such Record Date. The holders of issued and outstanding shares having a majority of the votes entitled to be cast at the Meeting must be represented in person or by proxy in order to constitute a quorum.

        Shares represented by the enclosed proxy card will be voted in accordance with the directions indicated thereon, or, if no direction is indicated, in accordance with the recommendations of the Board contained in this Proxy Statement as to all shares represented by that proxy card. Any shareholder executing and delivering the enclosed proxy card may revoke such action prior to the Meeting by duly executing a later-dated proxy or an instrument expressly revoking the proxy, or by declaring its revocation at the Meeting. The persons named as proxies in the proxy card were selected by the Board and are currently directors of the Company.

        Management knows of no matters to be presented for action at the Meeting other than those specified in this Proxy Statement and the accompanying Notice of Annual Meeting. Should any other matter properly come before the Meeting, proxies will be voted upon these other matters in accordance with the best judgement of the persons voting such proxies.

        The Company will bear all costs related to the solicitation of proxies pursuant to this statement.

                         ELECTION OF DIRECTORS

        Directors of the Company may be elected by vote of the holders of a majority of the outstanding Common Stock who are represented at the meeting in person or by proxy, as long as a quorum is present. A shareholder's abstention from voting or a non-vote by such shareholder's broker will therefore be counted in determining whether such a majority vote was cast only if such shareholder is so represented (either in person or by proxy) at the Meeting. Abstentions or broker non-votes by or on behalf of shareholders not so represented will be disregarded. Each director nominee so elected will hold office until such nominee's successor has been elected and qualified. The proxies given to the persons named in the enclosed proxy card will be voted for the election of the nominees listed below. In case of the inability of any of the nominees to serve, such proxies will be voted for the balance of those named and for substitute nominees, but the Board now knows of no reason to anticipate that any substitutions will occur. Directors elected at the Meeting cannot be removed prior to the next annual meeting except by a majority vote of the shareholders at any meeting at which a quorum of shareholders is present.

        The Board of Directors unanimously recommends a vote FOR the nominees listed below.

        The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. During 1997, the Board increased the authorized number of Directors on the Board from six to seven and appointed Mr. Dale R. Haley of BJ Services Company, U.S.A. to the Board, (see below).

        The Board of Directors has an Audit Committee including two non-employee directors, Messrs. Harris, Hill, and Mr. Kalas. This committee will be responsible for matters relating to accounting policies and practices, financial reporting and internal controls. Each year it will recommend to the Board the appointment of a firm of independent accountants to audit the financial statements of the
   Company. The Committee will review with representatives of the independent accountants the scope of the audit of the Company's financial statements, results of that audit and any recommendations with respect to internal controls and financial matters. In fulfilling its responsibility, it will periodically meet with and receive reports from the Company's management. The Company has no standing nominating committee of the Board or committees serving similar functions. All members of the Board of Directors attended the sole meeting of the Board in 1997 with one exception. Consistent with internal policies of Travelers Investment Group, John F. Gilsenan will not stand for re-election to the Board of Directors of the Company in 1998. Mr. Gilsenan has served the Company well since October 1994 and the Company acknowledges his contribution. The names of the Board's director nominees, the year that each nominee first became a Director and certain other information about each nominee are set forth below:


                                                           First
   Name, Age and             Principal Occupation         Elected
   Business Address       During the Last Five Years      Director
   Johnny Vinson (66)    Chairman  of  the  Board  of     July 1986
   Arch Petroleum Inc.   the  Company;    served   as
   777 Taylor  Street,   President  of  the   Company
   Suite II              from November  1987 to  June
   Fort Worth, TX        1988;     Chairman  of   the
   76102                 Board      of      Threshold
                         Development Company  ("TDC")
                         since 1975.   TDC is an  oil
                         and gas exploration  company
                         which owned 13.9% of  Arch's
                         common   stock   at   Record
                         Date.

   Larry Kalas (48)      Director,   President    and     June 1988
   Arch Petroleum Inc.   Chief  Executive Officer  of
   777 Taylor  Street,   the  Company;    served   as
   Suite II              Vice              President-
   Fort Worth, TX        Administration    of     the
   76102                 Company  from July  1986  to
                         June 1988 when he was  named
                         President and CEO.

   Randall W.            Director,   Executive   Vice     July 1986
   Scroggins (47)        President  and Secretary  of
   Arch Petroleum Inc.   the  Company;    served   as
   777 Taylor  Street,   Vice  President since  April
   Suite II              1990  and  Secretary   since
   Fort Worth, TX        July 1986;  Director of  TDC
   76102                 since 1975;  He is the  son-
                         in-law of Johnny Vinson.

   Richard  O.           Retired banker  and oil  and     June 1992
   Harris (69)           gas  entrepreneur;     Until
   807 Indiana           1990, Senior  Vice-President
   Wichita Falls, TX     of  First National  Bank  of
   76301                 Amarillo, Texas.

   C. Randall Hill (39)  Attorney  and  oil  and  gas     December
   Vista Resources Inc.  entrepreneur;   Chairman  of       1992
   550 W. Texas, Suite   the    Board    and    Chief
   700                   Executive  Officer of  Vista
   Midland, TX 79701     Resources, Inc. (an oil  and
                         gas     exploration      and
                         production company);   prior
                         to  October 1992,  practiced
                         law with  the firm of  Weil,
                         Gotshal & Manges in  Dallas,
                         Texas.

   Dale R. Haley (61)    Senior       Vice-President,     December
   BJ Services           Industry  Relations  of   BJ       1997
   Company, U.S.A.       Services  Company,   U.S.A.;
   309 W. 7th Street,    prior    to    1995,    same
   Suite 1520            position  for  the   Western
   Fort Worth, TX        Company.   76102

   Compliance With Section 16 (a) Of the Securities Exchange Act


        Section 16 (a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. ("NASD"). Officers, directors and greater than ten percent shareowners are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Form 5 for specified fiscal years, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1997.



             OUTSTANDING VOTING SECURITIES OF THE COMPANY
                       AND CERTAIN SHAREHOLDERS

        The following table provides information as to the beneficial ownership of the Company's Common Stock as of the Record Date by each director, named executive officer, all directors and executive officers as a group, and each other person who is known to the Company to beneficially owns 5% or more of the outstanding Common Stock as of the Record Date. The percent of class figures are calculated on the basis of the amount of outstanding securities plus securities deemed outstanding pursuant to Rule 13D-3(d)(1) under the Exchange Act (Item 403, Regulation S-K). These rules provide that each person listed in this table be shown at their maximum voting power as if that person had exercised and converted all their possible securities and no other person listed in this table had maximized their position.


     Title        Name and Address         Amount and Nature      Percent
    of Class      of Beneficial Owner        of Beneficial        of Class
                                             Ownership (1)
   Directors and Executive Officers
   Common Stock   Johnny Vinson (2) .......... 3,061,464           17.67%
   Common Stock   Larry Kalas ................   556,786            3.21%
   Common Stock   Randall W. Scroggins (2) ... 2,730,914           15.77%
   Common Stock   Fred Cantu (3) .............   130,000             *
   Common Stock   Troy Welch (5) .............    25,500             *
   Common Stock   Richard O. Harris (4) ......    34,000             *
   Common Stock   C. Randall Hill (5) ........    20,000             *
   Common Stock   Dale R. Haley  .............     7,900             *

   Common Stock   All Directors and Officers
                  of the Company as a Group
                  (8 persons) (2)(3)(4)(5) ... 4,165,650           23.92%

     Title      Name and Address       Amount and Nature of       Percent
    of Class    of Beneficial Owner   Beneficial Ownership (1)   of Class


   Holders of More Than 5% of any Class of Voting Securities:
   Common       Threshold Development       2,400,914             13.86%
   Stock        Company
                777 Taylor Street
                Penthouse Suite II-D
                Fort Worth, Texas  76102

   Common       Amon G. Carter Foundation     900,000              5.20%
   Stock        500 West 7th Street,
                Suite 1212
                Fort Worth, Texas  76102
                Attention: Pat Harris

   Common       The Travelers Indemnity
   Stock        Company (6),(8)             5,454,547             23.95%
                One Tower Square, #9 Plaza
                Hartford, Connecticut
                06183-2030
                Attention:  Allen Cantrell

   Common       CIGNA Investments,
   Stock        Inc. (7),(8)                3,636,362             17.35%
                900 Cottage Grove Rd.
                Hartford, Connecticut
                06152-2307
                Attention:  Tom Shea

   Convertible  The Travelers Indemnity
   Preferred    Company                       436,364             60.00%
   Stock        One Tower Square, #9 Plaza
                Hartford, Connecticut
                06183-2030
                Attention:  Allen Cantrell

   Convertible  CIGNA Investments, Inc. (9)   290,909             40.00%
   Preferred    900 Cottage Grove Rd.
   Stock        Hartford, Connecticut
                06152-2307
                Attention:  Tom Shea

   *    Represents less  than 1%  of the  outstanding shares  of  Common
   Stock.

   (1) Unless and to the extent otherwise indicated below, the figures presented in this column represent shares of stock owned directly of record by the indicated holders.

   (2) Includes 2,400,914 shares of Common Stock owned directly of record by Threshold Development Company ("TDC"). Messrs. Vinson and Scroggins, by virtue of their ownership of shares of TDC and their positions as officers or directors of TDC, share the power to vote or direct the voting and to dispose of or direct the disposition of such shares of Common Stock held of record by TDC, and are therefore deemed to beneficially own those shares.
   (3) Includes options exercisable for an aggregate of 40,000 shares of Common Stock.

   (4) Includes options exercisable for an aggregate of 16,690 shares of Common Stock.

   (5) Includes options exercisable for an aggregate of 20,000 shares of Common Stock.

   (6) Includes 4,363,640 shares of Common Stock issuable upon conversion of Convertible Preferred Stock held of record by the Travelers Indemnity Company ("Travelers"), 109,090 shares of Common Stock issuable upon conversion of 9.75% Series A Convertible Subordinated Notes due 2004 ("Series A Notes") issued to The Travelers Life and Annuity Company ("TLAC") and 981,817 shares of Common Stock issuable upon conversion of Adjustable Rate Series B Notes due 2004 ("Series B Notes") issued to TLAC.

   (7) Includes 1,034,545 shares of Common Stock issuable upon conversion of Convertible Preferred Stock held of record by Connecticut General Life Insurance Company ("CGLIC"), 25,855 shares of Common Stock issuable upon conversion of Series A Notes issued to CGLIC, 232,690 shares of Common Stock issuable upon conversion of Series B Notes issued to CGLIC, 1,874,545 shares of Common Stock issuable upon conversion of Convertible Preferred Stock issued to CIGNA Mezzanine Partners III, L.P. ("Mezzanine"), 46,873 shares of Common Stock issuable upon conversion of Series A Notes issued to Mezzanine and 421,854 shares of Common Stock issuable upon conversion of Series B Notes issued to Mezzanine.

   (8) The beneficial shares of Travelers, TLAC, CGLIC and Mezzanine arose from a combined private placement transaction on October 20, 1994. As a group, the maximum voting power of the collective entities is 34.4%.

   (9)  Includes 103,454.5 shares  of Convertible  Preferred Stock  held
        of  record  by  CGLIC   and  187,454.5  shares  of   Convertible
        Preferred Stock held of record by Mezzanine.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

   Table of Summary Compensation

        The following table sets forth certain information regarding compensation paid during each of the last three years to the Company's Chief Executive Officer and each of the Company's other executive officers, based on salary and bonus (in excess of $100,000) earned during 1997.



                                           Annual
                                        Compensation

       Name and Principal         Year    Salary     Bonus
       Position
       Johnny Vinson (1)          1997   $175,000  $100,000

        Chairman of the Board     1996   175,000     50,000

                                  1995   175,000     50,000






       Larry Kalas (2)            1997   150,000     75,000

        President & Chief         1996   150,000     50,000
        Executive Officer
                                  1995   150,000     25,000









                                          Annual
                                       Compensation

       Name and Principal         Year    Salary    Bonus
       Position

       Randall W. Scroggins (3)   1997   $125,000  $40,000

          Vice President &        1996    125,000   30,000
          Secretary
                                  1995   125,000    20,000


       Fred Cantu (4)             1997    75,000    35,000

          Treasurer & Chief       1996    75,000    25,000
          Financial Officer
                                  1995    75,000    10,000



       Troy Welch                 1997    95,000    35,000

          Vice President          1996    95,000    25,000

                                  1995    74,900     -0-


        (1) Johnny Vinson entered into an employment contract with the Company on July 19, 1996, amended on January 27, 1997, that contains terms to provide him with certain severance pay upon termination. The value of this severance package as of February 28, 1998 would be $350,000.

        (2) Larry Kalas entered into an employment contract with the Company on July 19, 1996, amended on January 27, 1997, that contains terms to provide him with certain severance pay upon termination. The value of this severance package as of February 28, 1998 would be $300,000.

        (3) Randall W. Scroggins entered into an employment contract with the Company on July 19, 1996, amended on January 27, 1997, that contains terms to provide him with certain severance pay upon termination. The value of this severance package as of February 28, 1998 would be $250,000.

        (4) Fred Cantu entered into an employment contract with the Company on May 19, 1997 that contains terms to provide him with certain severance pay upon termination. The value of this severance package as of February 28, 1998 would be $75,000.

   Option Grants and Option Exercises During 1997

        There were no stock options granted to nor any stock options exercised by any of the executive officers in 1997.

   Compensation of Directors

        Directors are paid $600 each per directors' meeting attended and $600 per committee meeting attended as members of the Audit Committee.

   Report of the Compensation Committee of the Board of Directors on Executive Compensation

        The Compensation Committee of the Board of Directors comprises all its directors and has furnished the following report on executive compensation:

        Under the supervision of the Compensation Committee of the Board of Directors, the Company has developed and implemented compensation policies and plans, which are intended to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of its officers and key executives with those of its shareholders. To implement these goals, annual salaries are based primarily upon a review of past and present corporate and individual performance, with reference to salary data in similar-sized corporations so that such salaries are generally competitive. The Company also relies to a significant degree on annual discretionary incentive compensation and the award of non-qualified stock options to attract and retain Company officers and other key employees of outstanding abilities and to motivate them to perform to the full extent of their abilities. Both types of incentive compensation are variable and depend upon corporate and individual performance so as to encourage a sharp and continuing focus on building profitability and shareholder value. No specific weighing, however, is given to Company or individual performance.

        The Committee has complete discretion in determining all compensation amounts (including whether any annual discretionary incentive payments or stock option awards are made and, if so, the amounts thereof) regardless of whether corporate or individual performance goals are achieved. The Committee exercised its complete discretion in setting total compensation for 1997.

        In evaluating corporation performance for purposes of setting the salary and incentive compensation of the Chief Executive Officer and the Company's other officers, the Committee has given first consideration to a successful corporate-wide performance in terms of sales and earnings, and secondarily has taken particular note of management's success in securing additional market share during a period of prolonged depression in the oil and gas industry. The Committee, as a matter of policy generally, and with respect to 1997 in particular, viewed all the foregoing items as elements of corporate, and not individual performance. Individual salary and other compensation decisions for all officers are based primarily on overall Company performance.

        The Committee has also taken into account, in its review of management performance and compensation, management's consistent commitment to the long-term success of the Company through the development of new oil and gas properties and natural gas pipelines while monitoring improvement in the Company's financial condition. In addition, in evaluating such commitment, the Committee has also noted the continued level of shareholdings of the Company's officers.

        Although, as stated above, the Committee considered corporate performance as the primary factor in its compensation decisions, the Committee also considered individual performance. The Committee, however, does not quantify individual performance nor relate individual performance to any specific goals or targets. The Committee has complete discretion in its evaluation of individual performance.

        Based on its evaluation of individual performance, the Committee believes that the Company's officers are dedicated to achieving significant improvements in long-term financial performance and that the compensation policies, plans and methods the Company has implemented and administered have contributed and will continue to contribute to achieving this management focus. The Committee considered such dedication as an element of each officer's past and present performance. The Committee believes that dedication is an intangible element and cannot be measured; therefore, the Committee does not apply any specific weighing to its views about the dedication of each officer. The Committee considers total compensation, base salary, annual incentive, and stock option grant, in establishing each element of compensation.
     The Committee does not use any predetermined formula or assign any specific weight to the various factors considered in awarding bonuses.

        Immediately prior to the end of each year, the Committee considers the desirability of granting to the Chief Executive Officer and the Company's other officers, as well as other key executives, awards under the Company's stock option plan. The Committee believes that its past grants of such options to
    purchase   common stock  of  the  Company, at  the  market price  in
    effect  on  the  day  prior  to   the   date  of   such  grant,  has